2



                                                                    Exhibit (N)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated July 15, 2002, relating to the statement of assets and liabilities of The Hyperion Strategic Mortgage Income Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Financial Statements - Independent Accountants" in such Registration Statement.


/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
New York, New York
July 15, 2002